Exhibit 99.1

For more information, contact:

Ronald L. Smith

Chief Financial Officer

(336) 316-5545

Unifi Announces Fourth Quarter Results

GREENSBORO, N.C. – July 27, 2011 – Unifi, Inc. (NYSE:UFI) today released preliminary operating results for its fourth quarter and fiscal year ended June 26, 2011.

Net sales for the June quarter increased $18 million, or 10 percent, to $195 million from $177 million in the June 2010 quarter. Net income for the June 2011 quarter rose to $13.5 million from $5.5 million, and earnings per share increased to $0.67 from $0.27, also compared to the June 2010 quarter. Earnings for the quarter include $12 million of pre-tax earnings from the Company’s unconsolidated investment in Parkdale America, LLC, a $6.5 million improvement from the prior year quarter. Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) for the June 2011 quarter were $14.1 million.

For the 2011 fiscal year, net income rose to $25.1 million or $1.25 per share, compared to $10.7 million or $0.53 per share for the 2010 fiscal year. Highlights for the 2011 fiscal year include:

•

A $91 million, or 15 percent, increase in net sales to $708 million, as the Company increased prices to cover higher raw material costs, improved market share in key segments, increased sales of its premier value added products and grew volume in its operations in Central America and China.

•	A $45 million reduction in the 11.5% senior secured notes due 2014, as the Company used excess operating cash and borrowing under its revolving credit facility to redeem a portion of the notes.

•	Adjusted EBITDA of $60 million for the fiscal year, representing a $5 million increase over the prior fiscal year.

Unifi Announces Fourth Quarter Results – page 2

“Despite the effects of a sluggish economy and significant increases in raw material prices throughout the year, our focus on continuous improvement across all areas of the organization helped drive increases in net income and EBITDA for the year,” said Bill Jasper, Chairman and CEO of Unifi. “We are pleased with progress made in operational efficiency and the growth of our premier value added products and are encouraged by the positive response from our customers to the opening of our Repreve Recycling Center. We are also pleased by the performance of Parkdale America and its effective management of the business despite highly volatile cotton prices during the year.”

Cash-on-hand increased from $19.1 million at March 27, 2011 to $27.5 million at June 26, 2011. This $8.4 million increase is primarily a result of cash flow from operations and working capital improvements, as inventory turns improved and raw material costs started to decrease. As of June 26, 2011, $133.7 million of the 11.5% senior secured notes remain outstanding and borrowings under the Company’s revolving credit facility were $34.6 million.

“We continue to focus on maintaining the strength of our balance sheet by focusing on cash flow from operations and working capital management programs,” said Ron Smith, Chief Financial Officer of Unifi. “This persistent focus on cash generation allowed us to redeem $45 million of our 11.5% Senior Secured Notes during fiscal year 2011 and plan an additional redemption of $10 million, which we expect to be completed in the first quarter of fiscal 2012.”

Jasper added, “Looking forward, we see inflationary pressures across all our businesses and increased import competition in Brazil, as a result of the strength of the Brazilian Real. Nevertheless, we are well-positioned to respond to these issues. Volumes for the June 2011 quarter continued to improve, and we are realizing the benefits of our efficiency improvement and capital expenditure programs. We expect

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Unifi Announces Fourth Quarter Results – page 3

continued growth of our premier value added product portfolio, driven by our Repreve brand and demand in China. With projected double-digit growth in apparel unit supply from the CAFTA region, we expect growth from Unifi Central America as brands and retailers take advantage of the time, cost and quality benefits offered by the North and Central American supply chains.”

The financial statements included in this press release have been retroactively adjusted to reflect the Company’s one-for-three stock split, which became effective November 3, 2010.

The Company will host a conference call and web cast at 8:30 a.m. (Eastern Standard Time) on July 28, 2011, to discuss the preliminary results for the fourth quarter and fiscal year 2011. The conference call can be accessed by dialing (888) 680-0865 (Domestic) or (617) 213-4853 (International), and entering conference number 59138916. Participants may pre-register for the conference call at https://www.theconferencingservice.com/prereg/key.process?key=PLCCBVMRM. There will also be a live audio web cast of the call, which may be accessed on the Company’s website at http://www.unifi.com/ or http://investor.unifi.com/. Following management’s comments, there will be an opportunity for questions from the financial community.

A replay will be made available approximately two hours after the conclusion of the call. The replay can be accessed by dialing (888) 286-8010 (Domestic) or (617) 801-6888 (International) and entering the passcode 52554283. This replay line will be available through August 4, 2011. In addition, a replay of the web cast will also be available on the Company’s website under the “Investor Relations” section and archived for up to twelve months following the call, as will a transcript of the conference call.

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Unifi Announces Fourth Quarter Results – page 4

Unifi, Inc. (NYSE: UFI) is a diversified producer and processor of multi-filament polyester and nylon textured yarns and related raw materials. The Company adds value to the supply chain and enhances consumer demand for its products through the development and introduction of branded yarns that provide unique performance, comfort and aesthetic advantages. Key Unifi brands include, but are not limited to: AIO® - all-in-one performance yarns, SORBTEK®, A.M.Y.®, MYNX® UV, REPREVE®, REFLEXX®, MICROVISTA® and SATURA®. Unifi’s yarns and brands are readily found in home furnishings, apparel, legwear, and sewing thread, as well as industrial, automotive, military, and medical applications. For more information about Unifi, visit www.unifi.com, or to learn more about REPREVE®, visit the new website www.repreve.com.

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Financial Statements to Follow

Unifi Announces Fourth Quarter Results – page 5

UNIFI, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited) (Amounts in Thousands)

	June 26, 2011	June 27, 2010
Assets
Cash and cash equivalents	$27,490	$42,691
Receivables, net	100,177	91,243
Inventories	134,883	111,007
Income taxes receivable	419	—
Deferred income taxes	5,530	1,623
Other current assets	5,260	6,119

Total current assets	273,759	252,683

Property, plant and equipment, net	151,027	151,499
Intangible assets, net	11,612	14,135
Investments in unconsolidated affiliates	91,258	73,543
Other non-current assets	9,410	12,605

	$537,066	$504,465

Liabilities and Shareholders’ Equity
Accounts payable	$42,842	$40,662
Accrued expenses	17,463	21,725
Income taxes payable	1,165	505
Current portion of notes payable	10,000	15,000
Current maturities of long-term debt and other liabilities	371	327

Total current liabilities	71,841	78,219

Notes payable, less current portion	123,722	163,722
Long-term debt and other liabilities	37,739	2,531
Deferred income taxes	4,109	97
Shareholders’ equity	299,655	259,896

	$537,066	$504,465

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Unifi Announces Fourth Quarter Results – page 6

UNIFI, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited) (Amounts in Thousands, Except Per Share Data)

	For the Quarters Ended		For the Years Ended
	June 26, 2011	June 27, 2010	June 26, 2011	June 27, 2010
Summary of Operations:
Net sales	$194,852	$176,960	$707,838	$616,753
Cost of sales	177,283	158,712	634,878	545,253
Restructuring (recoveries) charges	(71)	485	1,484	739
Impairment of long-lived assets	—	—	—	100
Selling, general & administrative expenses	10,744	11,615	42,967	46,183
(Benefit) provision for bad debts	(390)	216	(304)	123
Other operating (income) expense , net	(296)	(491)	121	(1,033)

Non-operating (income) expense:
Interest income	(516)	(770)	(2,511)	(3,125)
Interest expense	3,843	5,477	19,190	21,889
Other non-operating expense	78	—	606	—
Loss (gain) on extinguishment of debt	—	—	3,337	(54)
Equity in earnings of unconsolidated affiliates	(12,465)	(5,846)	(24,352)	(11,693)

Income from operations before income taxes	16,642	7,562	32,422	18,371
Provision for income taxes	3,128	2,090	7,333	7,686

Net income	$13,514	$5,472	$25,089	$10,685

Earnings per share:
Income per common share - basic	$0.67	$0.27	$1.25	$0.53

Income per common share - diluted	$0.66	$0.27	$1.22	$0.52

Weighted average shares outstanding - basic	20,074	20,057	20,065	20,325
Weighted average shares outstanding - diluted	20,519	20,334	20,485	20,472

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Unifi Announces Fourth Quarter Results – page 7

UNIFI, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited) (Amounts in Thousands)

	For the Years Ended
	June 26, 2011	June 27, 2010
Cash and cash equivalents at beginning of year	$42,691	$42,659
Operating activities:
Net income	25,089	10,685
Adjustments to reconcile net income to net cash provided by operating activities:
Earnings of unconsolidated affiliates, net of distributions	(18,452)	(8,428)
Depreciation	23,039	22,843
Amortization	2,938	4,573
Stock-based compensation expense	875	2,124
Deferred compensation expense	519	431
Loss on asset sales	368	680
Loss (gain) on extinguishment of debt	3,337	(54)
Restructuring charges	—	(32)
Impairment of long-lived assets	—	100
Deferred income tax	327	(652)
(Benefit) provision for bad debts	(304)	123
Other	293	258
Change in assets and liabilities, excluding effects of foreign currency adjustments	(26,149)	(12,070)

Net cash provided by operating activities	11,880	20,581

Investing activities:
Capital expenditures	(20,539)	(13,112)
Investment in unconsolidated affiliates	(867)	(4,800)
Return of capital from unconsolidated affiliate	500	—
Proceeds from sale of capital assets	269	1,717
Change in restricted cash	—	7,508
Proceeds from return of split dollar life insurance premiums	3,241	—
Other	—	(238)

Net cash used in investing activities	(17,396)	(8,925)

Financing activities:
Payments of notes payable	(47,588)	(435)
Payments on long-term debt	(158,625)	(7,508)
Proceeds from issuance of long-term debt	193,225	—
Net proceeds from stock option exercises	149	—
Purchase and retirement of Company stock	(1)	(4,995)
Debt refinancing fees	(825)	—
Other	(364)	(368)

Net cash used in financing activities	(14,029)	(13,306)

Effect of exchange rate changes on cash and cash equivalents	4,344	1,682

Net (decrease) increase in cash and cash equivalents	(15,201)	32

Cash and cash equivalents at end of year	$27,490	$42,691

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Unifi Announces Fourth Quarter Results – page 8

Adjusted EBITDA Reconciliation

to Net Income

(Amounts in Thousands)

(Unaudited)

	For the Quarters Ended		For the Years Ended
	June 26, 2011	June 27, 2010	June 26, 2011	June 27, 2010
Net income	$13,514	$5,472	$25,089	$10,685
Provision for income taxes	3,128	2,090	7,333	7,686
Interest expense, net	3,327	4,707	16,679	18,764
Depreciation and amortization expense	5,998	6,483	25,561	26,312

EBITDA	$25,967	$18,752	$74,662	$63,447

Equity in earnings of unconsolidated affiliates	(12,465)	(5,846)	(24,352)	(11,693)

Consolidated EBITDA	$13,502	$12,906	$50,310	$51,754

Restructuring charges	147	485	1,702	739
Startup costs	525	860	3,065	1,027
Non-cash compensation expense, net of distributions	266	256	1,361	2,555
Loss (gain) on extinguishment of debt	—	—	3,337	(54)
Other	(383)	(359)	684	(765)

Adjusted EBITDA	$14,057	$14,148	$60,459	$55,256

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Unifi Announces Fourth Quarter Results – page 9

NON-GAAP FINANCIAL MEASURES

Non-GAAP Financial Measures

Included in this presentation are certain non-GAAP financial measures designed to complement the financial information presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”) because management believes such measures are useful to investors.

EBITDA and Adjusted EBITDA

EBITDA represents net income or loss before income tax expense, net interest expense, and depreciation and amortization expense (excluding interest portion of amortization). Consolidated EBITDA represents EBITDA adjusted to exclude equity in earnings and losses of unconsolidated affiliates. Adjusted EBITDA represents Consolidated EBITDA adjusted to exclude restructuring charges, startup costs, non-cash compensation expense net of distributions, gains or losses on extinguishment of debt, and other adjustments. Other adjustments include gains or losses on sales or disposals of property, plant and equipment, currency and derivative gains or losses, impairment of long-lived assets, other non-operating expense, and gain from sale of nitrogen credits. We present Adjusted EBITDA as a supplemental measure of our operating performance and ability to service debt. We also present Adjusted EBITDA because we believe such measure is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry and in measuring the ability of “high-yield” issuers to meet debt service obligations.

EBITDA, Consolidated EBITDA, and Adjusted EBITDA are alternative views of performance used by management and we believe that investors’ understanding of our performance is enhanced by disclosing these performance measures. Our management uses Adjusted EBITDA: (i) as a measurement of operating performance because it assists us in comparing our operating performance on a consistent basis as it removes the impact of (a) items directly related to our asset base (primarily depreciation and amortization) and (b) unusual items that we would not expect to occur as a part of our normal business on a regular basis; (ii) for planning purposes, including the preparation of our annual operating budget; (iii) as a valuation measure for evaluating our operating performance and our capacity to incur and service debt, fund capital expenditures and expand our business; and (iv) as one measure in determining the value of other acquisitions and dispositions. Adjusted EBITDA is also a key performance metric utilized in the determination of variable compensation.

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Unifi Announces Fourth Quarter Results – page 10

NON-GAAP FINANCIAL MEASURES

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We believe that the use of EBITDA, Consolidated EBITDA, and Adjusted EBITDA as operating performance measures provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles, and ages of related assets, among otherwise comparable companies. We also believe Adjusted EBITDA is an appropriate supplemental measure of debt service capacity, because cash expenditures on interest are, by definition, available to pay interest, and tax expense is inversely correlated to interest expense because tax expense decreases as deductible interest expense increases; depreciation and amortization are non-cash charges. Equity in earnings and losses of unconsolidated affiliates is excluded because such earnings or losses do not reflect our operating performance. The other items excluded from Adjusted EBITDA are excluded in order to better reflect the performance of our continuing operations.

In evaluating EBITDA, Consolidated EBITDA, and Adjusted EBITDA, you should be aware that in the future we may incur expenses similar to the adjustments in this presentation. Our presentation of EBITDA, Consolidated EBITDA, and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. EBITDA, Consolidated EBITDA, and Adjusted EBITDA are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income, operating income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity.

Our Adjusted EBITDA measure has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	it does not reflect our cash expenditures, future requirements for capital expenditures or contractual commitments;

•	it does not reflect changes in, or cash requirements for, our working capital needs;

•	it does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on our debt;

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Unifi Announces Fourth Quarter Results – page 11

NON-GAAP FINANCIAL MEASURES

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•

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and our Adjusted EBITDA measure does not reflect any cash requirements for such replacements;

•	it is not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows;

•	it does not reflect the impact of earnings or charges resulting from matters we consider not indicative of our ongoing operations;

•	it does not reflect limitations on or costs related to transferring earnings from our subsidiaries to us; and

•	other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Adjusted EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to us to meet our obligations, including those under our outstanding debt obligations. You should compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only as supplemental information.

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Unifi Announces Fourth Quarter Results – page 12

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements included herein contain forward-looking statements within the meaning of federal securities laws about the financial condition and results of operations of Unifi, Inc. (the “Company”) that are based on management’s current expectations, estimates and projections about the markets in which the Company operates, as well as management’s beliefs and assumptions. Words such as “expects,” “anticipates,” “believes,” “estimates,” variations of such words and other similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.

Factors that may cause actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to, availability, sourcing and pricing of raw materials, the success of our subsidiaries, pressures on sales prices and volumes due to competition and economic conditions, reliance on and financial viability of significant customers, operating performance of joint ventures, alliances and other equity investments, technological advancements, employee relations, changes in construction spending, capital expenditures and long-term investments (including those related to unforeseen acquisition opportunities), continued availability of financial resources through financing arrangements and operations, outcomes of pending or threatened legal proceedings, negotiation of new or modifications of existing contracts for asset management and for property and equipment construction and acquisition, regulations governing tax laws, other governmental and authoritative bodies’ policies and legislation, and proceeds received from the sale of assets held for disposal. In addition to these representative factors, forward-looking statements could be impacted by general domestic and international economic and industry conditions in the markets where the Company competes, such as changes in currency exchange rates, interest and inflation rates, recession and other economic and political factors over which the Company has no control. Other risks and uncertainties may be described from time to time in the Company’s other reports and filings with the Securities and Exchange Commission.

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